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                                                                  Exhibit 10.6



                            NONCOMPETITION AGREEMENT
                            ------------------------


         THIS NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into as of July 1, 1998, by and among NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION, a Nevada corporation ("NMFS"); ADVANCED PHYSICIAN BILLING INC., a Florida corporation ("Seller"); and JORGE PEREZ, SR., a resident of the State of Florida ("Shareholder"),

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of the even date hereof (the "Asset Purchase Agreement") among NMFS, Shareholder, and Seller, NMFS proposes to acquire substantially all of the assets of the Seller;

         WHEREAS, Shareholder owns 50% of the issued and outstanding common stock of Seller;

         WHEREAS, to induce NMFS to perform under the Asset Purchase Agreement, Shareholder has agreed not to engage in certain businesses within a certain time period and within certain specified geographic areas, and subject to certain conditions, all as more particularly set forth herein;

         WHEREAS, in conjunction with this Agreement and to induce NMFS to perform under the Asset Purchase Agreement,;Shareholder has agreed to execute an employment agreement of even ate herewith (the "Employment Agreement") by which Shareholder will be employed by NMFS;

         NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and adequacy of which are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         Section 1.        Noncompetition.
         ----------        ---------------

                  (a) Shareholder agrees that for a period ending on the later of (i) the fifth anniversary of the date of this Agreement or (ii) the second anniversary of the date that Shareholder is no longer employed under the Employment Agreement for any reason, Shareholder will not, directly or indirectly (either alone or as a partner, officer, director, employee, independent contractor, consultant, investor, partner, lender or stockholder of any company or business organization):

                  (1) recruit, solicit, or otherwise seek to induce employees or customers of NMFS to terminate their employment or customer relationship with NMFS or to violate any agreement with NMFS; or


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                  (2)      own, lease, manage or operate any medical billing
                           business in the "Territory" (as hereinafter defined); or

                  (3) engage in any business activity in the "Territory" which is directly or indirectly in competition with any medical billing business of NMFS;

                  (4) otherwise provide any medical billing services within the "Territory";
provided, however, that:
------------------

                  (A) the record or beneficial ownership by Shareholder of 1% or less of the outstanding publicly traded capital stock of any company providing services described in clauses (2), (3), and (4) above shall not be deemed to be in violation of clause (2), (3), or (4) above so long as Shareholder is not an officer, consultant, director, independent contractor or employee of such company; and

                  (B) services provided by Shareholder to NMFS under the Employment Agreement shall not be deemed in violation of this Section 1.

                  (b) Shareholder will not, without the prior written consent of NMFS, disclose, other than in connection with the Employment Agreement, any "Confidential Information" of Seller or NMFS to any person not authorized by NMFS to receive such information. This covenant shall not apply to any Confidential Information now or hereafter voluntarily disseminated by NMFS to the public, or which otherwise has become part of the public domain through lawful means. "Confidential Information", for purposes of this Agreement, shall mean information that is (i) proprietary to NMFS whether or not such information is deemed to be a trade secret of NMFS, or (ii) proprietary to others and entrusted to NMFS, or (iii) proprietary to Seller and acquired by NMFS pursuant to the Asset Purchase Agreement, and which is a trade secret under applicable law.

                  (c) Shareholder acknowledges and agrees (i) that Shareholder has received pursuant to the Asset Purchase Agreement adequate consideration for the covenants and obligations of Shareholder contained in this Agreement, and
(ii) that the nature and the periods of restriction imposed in this Section 1 are fair, reasonable and necessary to protect and preserve for NMFS the benefits of this Agreement and that such restrictions shall not prevent Shareholder from earning a livelihood.

                  (d) The term "Territory" as used herein shall mean the geographical area within the boundaries of the Counties of Dade, Broward, Monroe, Collier and Palm Beach in the State of Florida.


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         Section 2. Notices. Service of all notices given under this Agreement will be sufficient if in writing, and if given personally, or if mailed to the party involved at the address of such party set forth below (or at such other address as such party shall have designated by written notice hereunder to the others). Any mailed notice will be effective (a) 48 hours after deposited in the United States mail, certified or registered, duly addressed and with postage prepaid, or (b) when received, if sent by recognized overnight courier service with signed confirmation of receipt. The parties hereto may, from time to time, by written notice to the other parties, designate a different address which will be substituted for the address previously specified.

         Section 3. Successors. This Agreement and NMFS's rights and obligations hereunder may be assigned or transferred by NMFS in whole or in pare at any time without the consent of Shareholder.

         Section 4. Governing Law; Attorneys' Fees. This Agreement is executed in and is governed by the laws of the State of Florida, exclusive of the principles of conflicts of laws. In the event that a suit, action, arbitration, or other proceeding of any nature whatsoever, including, without limitation, any proceeding under the U.S. Bankruptcy Code and involving issues peculiar to federal bankruptcy law, any action seeking a declaration of rights or any action for rescission, is instituted to interpret or enforce this Agreement or any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party, prevailing party's reasonable attorneys', paralegals', accountants', and other experts' professional fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the judge or arbitrator at trial or other proceeding, or on any appeal or review, in addition to all other amounts provided by law.

         Section 5. Severability; Reformation. If any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any arbitrator or court, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected and shall continue in force. If any arbitrator or court determines that the scope, duration or geographical limit of any of the restrictions contained in this Agreement is unenforceable, it is the intention of the parties that the restrictions and covenants shall not thereby be terminated but rather shall be amended and revised to the extent required to render them valid and enforceable.

         Section 6. Separate Agreement. Shareholder agrees that the covenants and agreements contained herein shall be construed as agreements independent of any other agreements with NMFS and are independently supported by good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and further agrees that this Agreement shall be interpreted, construed and enforced separate and apart from any other agreements between or among the parties hereto. Shareholder further agrees that any claim or cause of action of Shareholder against NMFS and any other party hereto arising out of any other agreement or arising out of any set of facts shall not constitute a defense to the enforcement by NMFS or its successors or assigns of the covenants and agreements of Shareholder contained herein; provided however, that if
Article VI (Non-Competition) of the Employment Agreement is no longer


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effective pursuant to the Employment Agreement, then this Agreement shall terminate; and provided further, that this Agreement is subject to that certain Buy-Back Agreement dated as of the even date hereof between NMFS and Advanced Physician Billing Inc., and this Agreement shall terminate in its entirety in accordance with the terms of the Buy-Back Agreement.

         Section 7. Injunctive Relief. The parties hereto recognize and hereby acknowledge that it is impossible to measure in money the damages which would result to NMFS or its successors or assigns by reason of a failure by Shareholder to perform any of the obligations imposed upon him under this Agreement. Therefore, NMFS and its successors or assigns shall be entitled to injunctive and other equitable relief to enforce the terms of this Agreement, without the necessity of showing irreparable harm. If NMFS or its successors or assigns should institute an action or proceeding to enforce the provisions hereof, Shareholder hereby waives the claim or defense that any such party has an adequate remedy at law, and Shareholder agrees he shall not urge in any action or proceeding the claim or defense that such a remedy at law exists. At the discretion of the court or arbitrator before which an injunctive proceeding is brought, the running of the covenants in Section 1(a) hereof may be tolled and extended for a period of time equal to the time period Shareholder shall be in violation of any such covenant.

         Section 8. Arbitration. All disputes hereunder shall be resolved by arbitration in the manner specified in the Asset Purchase Agreement.


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         IN WITNESS WHEREOF, this Agreement is entered into and effective as of the day and year first written above.

                                              NMFS:

                                              NATIONAL MEDICAL FINANCIAL
                                              SERVICES CORPORATION, a Nevada
                                              corporation.


                                              By:  /s/ Douglas R. Colkitt, M.D.
                                                 -------------------------------
                                                       Title:  CEO
                                                             -------------------

                                              Address:
                                              1315 Greg St., Suite 103
                                              Sparks, NV 89431


                                              SELLER:

                                              ADVANCED PHYSICIAN BILLING INC., a
                                              Florida corporation


                                              By:  Jorge Perez, Sr.
                                                 -------------------------------
                                                       Title:  President
                                                             -------------------

                                              SHAREHOLDER:


                                               /s/ Jorge Perez, Sr.
                                              ----------------------------------
                                              JORGE PEREZ, SR.

                                              Address:
                                              7315 S.W. 87th Avenue, Suite 200
                                              Miami, FL 33173


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